Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-193748, 333-191922, 333-188718, 333-178532, 333-178073, 333-178072, 333-176159, 333-164039, 333-161344, 333-148218, 333-144109, 333-137329, 333-132310, 333-124065, and 333-113065) and Forms S-8 (Nos. 333-198920, 333-194596, 333-190970, 333-180692, 333-170252, 333-136225, 333-124066, and 333-120072) of Arrowhead Research Corporation of our report dated November 24, 2014, with respect to the consolidated balance sheets of Arrowhead Research Corporation and Subsidiaries as of September 30, 2014 and September 30, 2013, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended September 30, 2014, and the effectiveness of internal control over financial reporting as of September 30, 2014, which reports appear in the September 30, 2014 annual report on Form 10-K of Arrowhead Research Corporation.

/s/ Rose, Snyder & Jacobs LLP

Encino, California

November 24, 2014